Exhibit 3.2
AMENDED AND RESTATED BY-LAWS
Article I
Name and Location
Section A
The name of this corporation shall be
First Abilene Bankshares, Inc.
Section B
Its principal place of business shall be located in the First National Bank of Abilene Building of Abilene, Texas.
Section C
Other offices for the transaction of business shall be located at such places as the Board of Directors may from time to time determine
Article II
Capital Stock
Section A
The capital stock of the corporation shall be divided into the number of shares authorized by the corporation’s Articles of Incorporation (as amended from time to time). The par value shall be that which is stated in such Articles of Incorporation.
Section B
All certificates of stock shall be signed by the Chairman of the Board or the President and the Secretary, and shall be sealed with the corporate seal. A facsimile signature may be used for either or both of such required signatures.
Section C
The stock certificates shall be on a form selected by the Board of Directors of the corporation.
Section D
The corporation shall issue to each shareholder certificates certifying the number of shares of common capital stock of the corporation owned by the shareholder.

Section E
Title to a certificate and to the shares represented thereby can be transferred only by delivery of the certificate endorsed either in blank or to a specified person by the person appearing on the certificate to be the owner of the shares represented thereby or by the owner’s duly authorized representative.
Section F
In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except on satisfactory proof to the Secretary of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation. Any such new certificate shall be plainly marked “DUPLICATE” on its face.
Article III
Shareholders’ Meetings
Section A
The annual meeting of the shareholders of the corporation shall be held within the State of Texas and may be held at the principal office of the corporation in the City of Abilene, Texas, or anywhere else in the State of Texas on the fourth Tuesday of April of each year, at such time and place as may be fixed by the Board of Directors.
At such meeting all Directors and any Directors Emeritus shall be elected, and such other business shall be transacted as may lawfully come before the meeting.
Section B
Special meetings of the shareholders may be called by (i) a majority of the Board of Directors, or (ii) by the Chief Executive Officer joined by at least three members of the Board of Directors, or (iii) by shareholders holding voting rights of not less then 20% of the stock of the corporation.
Such special meetings shall be called by the filing with the Secretary of a written request for such meeting, stating the date, time, place and purpose. Upon the filing of such request, the Secretary shall give immediate written notice mailed to the address of each shareholder, which notice shall state the date, time, place and purpose of such meeting. Such notice shall be mailed at least five days prior to the time fixed for the meeting.
Section C
A shareholder may vote by proxy at all shareholders’ meetings, and shall be entitled to one vote for each share of stock standing in his or her name upon the records of the corporation.
All proxies shall be filed with the Secretary before any meeting, before same shall become effective. Any shareholder, by written notice to the Secretary before any meeting, may withdraw the previously filed proxy and vote the shares represented thereon in person.
There shall be no cumulative voting of the shares of stock owned by any shareholder.
Section D
Shareholders having voting rights of a majority of the issued and outstanding stock (exclusive of treasury stock) and being present in person or by proxy shall constitute a quorum at any meeting, and be capable of transacting any business thereof, except where otherwise specifically provided by the By-Laws. If, at any meeting of the shareholders, there be less than a quorum present, a majority in interest of the shareholders shall have the power to adjourn or recess from time to time, without notice other than by announcement at the meeting, until a quorum is present.
Section E
The Chairman of the Board, and in his or her absence, the President or any Director appointed by a majority of the Board of Directors for such purposes, shall preside at all such meetings.
Article IV
Board of Directors
Section A
The Board of Directors shall consist of not less than three nor more than thirty members, who shall be elected annually by a majority vote of the shareholders.
Persons eligible for election to the Board of Directors shall be shareholders of the corporation who, at the date of the annual meeting of shareholders at which the Board of Directors is elected, (i) have not attained the age of seventy-two (72) years, or (ii) have not attained the age of seventy-five (75) years and own one percent (1%) or more of the outstanding shares of the stock of the corporation.
Such Directors shall hold office until the next annual meeting of the shareholders, or until their successors are elected and qualified.
Section B
The business and property of the corporation shall be managed by the Board of Directors. The corporate power of this corporation shall be vested with the Board of Directors who shall employ such officers, agents and employees as they may deem advisable, and shall fix the rate of compensation of all officers, agents and employees.

Section C
The annual meeting of the Board of Directors shall be held “anywhere in the State of Texas which may be designated by the Chairman of the Board of Directors and shall always be held within ten (10) days after the adjournment of each annual shareholders’ meeting. No notice of such annual meeting of the Board of Directors shall be necessary.
Section D
Special meetings of the Board of Directors shall be held whenever called by the Secretary, upon the direction of the Chairman of the Board of Directors; or upon the written request of any three Directors. Notice of special meetings shall be mailed to each Director by the Secretary. Such notices of special meetings shall state the date, time, place and purpose therefor.
Section E
Regular meetings of the Board of Directors shall be held quarterly at such date, time and place as is designated by the Chairman of the Board of Directors or, failing such designation, by any three Directors. Notice of regular meetings shall be mailed to each director by the Chairman of the Board of Directors or the Secretary, which notice shall state the date, time and place of such meeting. The presence of any Director at any annual, special or regular meeting of the Board of Directors shall constitute a waiver of notice thereof.
Section F
A majority of the Directors convened according to these By-Laws shall constitute a quorum for the transaction of business at any regular or special meeting of the Directors.
Section G
The Directors shall elect the officers of the corporation, and fix their compensation; such election to be held at the Directors’ meeting following each annual shareholders’ meeting.
Any officer may be removed by a majority vote of the full Board of Directors at any time.
Section H
Any Director may be removed, with or without cause, at any time at any regular or special meeting of the shareholders called for such purpose, by the affirmative vote of the shareholders of a majority of shares outstanding.
Section I
In case of any vacancy in the Board of Directors, the remaining Directors, by a majority vote, may elect a successor to fill such vacancy until the next annual or special meeting of the shareholders, and until the successor is elected and qualified.

Section J
The Directors may, by resolution, appoint members of the Board as an executive committee to conduct the affairs of the corporation authorized in such resolution during the interim between meetings of the Board.
Section K
A Director may resign at any time by tendering his or her written resignation to the Secretary.
Section L
The Chairman of the Board, and in his or her absence, the President or any director appointed by a majority of the Board of Directors for such purpose, shall preside at all meetings of the Board of Directors. The Board of Directors shall annually appoint an officer of the corporation to act as secretary of the Board of Directors.
Section M
Directors Emeritus:
a)	There shall be an honorary position to the Board of Directors of the Corporation, unrestricted as to number and limited to persons who have served as members of the Board of Directors and who, at the date of the annual meeting of shareholders at which the Board of Directors is elected, (i) have attained at least the age of sixty-five (65) years, and (ii) have not attained the age of seventy-five (75) years.

b)	Such Directors Emeritus shall hold office until the next annual meeting of shareholders, or until their successors are elected and qualified.

c)	Directors Emeritus shall have the following privileges:
i.	The right to attend all Board meetings;

ii.	The right to address the Board on all matters presented to and under consideration by the Board; and

iii.	The right to be remunerated for attendance at Board meetings.
d)	Directors Emeritus shall not:
i.	Serve on any of the standing committees of the corporation; nor

ii.	Be entitled to vote at any Board meeting.
Article V
Officers
Section A
The Officers of the Corporation shall be a Chairman of the Board, a President,

one or more Executive Vice Presidents and/or Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, and such other officers as may be determined by the Board of Directors.
The offices of Chairman of the Board and President may be held by one person, and the offices of Secretary and Treasurer may be held by one person.
Officers shall be elected for the term of one year, and shall hold office until their successors are duly elected and qualified; provided, that an officer may be removed by the Board of Directors at any time whenever, in its judgment, the best interest of the Corporation will be served thereby.
No one shall be eligible to hold the office of Chairman of the Board, or President who is not a director of the Corporation, and any such officer who ceases to be a director shall cease to hold office as Chairman of the Board, or President as soon as his or her successor is elected and qualified.
Section B
The Chairman of the Board shall preside at all Directors’ and shareholders’ meetings. Unless otherwise designated by the Board of Directors, the Chairman of the Board shall be chief executive officer of the corporation, and, subject to the Board of Directors’, shall have the general supervision and active management of the affairs and business of the corporation, shall sign all stock certificates and written contracts of the corporation, and shall perform all such other duties as are incident to his or her office.
The President shall discharge the duties of the Chairman of the Board in the event of the Chairman’s absence or disability for any cause whatsoever. He or she shall perform such additional duties as may be prescribed from time to time by the Board of Directors, or as may be prescribed from time to time by the By-Laws.
The Executive Vice President so designated by the Board of Directors for such purpose, shall discharge the duties of the President in the event of the President’s absence or disability for any cause whatsoever.
The Secretary or the Secretary-Treasurer (if the two offices are combined) shall: (i) sign all certificates of stock, (ii) shall attest all contracts, bonds, deeds, leases, or conveyances executed by the corporation, affixing the corporate seal thereto and to all papers requiring such seal, (iii) shall keep the minutes of the corporation, (iv) shall keep a stock book of the corporation, together with any and all other books, records, and papers belonging to the corporation or pertaining to the business thereof, (v) shall give and/or serve all notices with reference to meetings of the Board of Directors and/or shareholders, (vi) shall have custody funds and securities of the corporation, (vii) shall deposit the funds arising therefrom in such bank or banks as may be selected as the depositories of the corporation, or properly care for same in such other manner as the Board of Directors may direct, (viii) whenever required by the Board of Directors to do so, shall exhibit a true and complete statement of the corporation’s cash account and of the securities and other funds in his other custody and control, (ix) shall at all reasonable times within business hours exhibit the books and accounts of the corporation to any

Director, and (x) shall, in general, perform all of the duties which are incident to the office of Secretary and Treasurer of the corporation, subject to the Board of Directors.
The Assistant Secretaries shall discharge the duties of the Secretary and/or Secretary-Treasurer in the event of the Secretary’s and/or Secretary-Treasurer’s absence or disability for any cause whatsoever. They shall perform such additional duties as may be prescribed from time to time by the Board of Directors, or as may be prescribed from time to time by the by-laws.
Section C
In case of the absence or inability to act of any officer of the corporation, the Board of Directors may delegate, for the time being, the duties of such officer to any other officer or Director.
Section D
Whenever any vacancy shall occur in any office of the corporation such vacancy shall be filled by the Directors, by the election of a new officer who shall hold office until the next annual meeting and until his or her successor is duly elected and qualified.
Article VI
Amendments
These by-laws may be amended at any meeting of the directors, regular or special, by a vote of the majority of the directors.
ATTEST:

/s/ Sandy Lester	/s/ Kenneth T. Murphy
Secretary	Chairman
(lp 14:8)

AMENDMENT TO BYLAWS
     Upon motion being duly made, seconded and unanimously carried, the following Amendments to the Amended and Restated By-Laws of FIRST ABILENE BANKSHARES, INC., were approved and adopted at the regular meeting of the Board of Directors, at which a quorum was present, held on January 28, 1992:
I.
     Section M of Article IV of the Amended and Restated Bylaws, entitled “Directors Emeritus,” is hereby repealed and deleted.
II.
     Section A of Article III (“Shareholders’ Meetings”) is hereby repealed and deleted and a new Section A of Article III shall be substituted therefor, which shall read as follows:
     “Section A
“The annual meeting of the shareholders of the corporation shall be held within the State of Texas and may be held at the principal office of the corporation in the City of Abilene, Texas, or anywhere else in the State of Texas, during the month of April in each year, on such date and at such time and place as may be fixed by the Board of Directors.
“At such meeting all Directors shall be elected, and such other business shall be transacted, as may lawfully come before the meeting.”
SIGNED AND CERTIFIED this 14th day of February, 1992.

/s/ Kenneth T. Murphy
Kenneth T. Murphy,
Chairman of the Board and Chief Executive Officer

ATTEST:

/s/ Sandy Lester
Sandy Lester, Secretary

AMENDMENT TO BYLAWS
Upon motion being duly made, seconded and unanimously carried, the following Amendment to the Amended and Restated Bylaws of First Financial Bankshares, Inc. was approved and adopted at the regular meeting of the Board of Directors, at which a quorum was present, held on April 26, 1994:
     “Section A
The name of this corporation shall be First Financial Bankshares, Inc.”
SIGNED AND CERTIFIED this 27th day of April, 1994.

/s/ Curtis R. Harvey
CURTIS R. HARVEY
Executive Vice President and Chief Financial Officer

ATTEST:

/s/ Sandy Lester
SANDY LESTER
Secretary

AMENDMENTS TO BY-LAWS
     Upon motion being duly made, seconded and unanimously carried, the following Amendments to the Amended and Restated By-Laws of First Financial Bankshares, Inc. were approved and adopted at the regular meeting of the Board of Directors, at which a quorum was present, held on October 23, 2001:
Article II, Section B shall be amended to read as follows:
“Section B
All certificates of stock shall be signed by the Chairman of the Board, the President or the Executive Vice President/Chief Financial Officer, and the Secretary, and shall be sealed with the corporate seal. A facsimile signature may be used for either or both of such required signatures.”
The following Section G shall be added to Article II:
“Section G
A facsimile signature may be used by the corporation’s duly appointed Transfer Agent and Registrar in connection with the countersigning and registering of certificates of stock representing the shares of the corporation.”
          SIGNED AND CERTIFIED this 23rd day of October, 2001.
ATTEST:

/s/ Sandy Lester	/s/ F. Scott Dueser

Sandy Lester, Secretary	F. Scott Dueser, President and Chief Executive Officer

AMENDMENTS TO BY-LAWS
     Upon motion duly made, seconded and unanimously carried, the following Amendments to the Amended and Restated By-Laws of First Financial Bankshares, Inc. were approved and adopted at the regular meeting of the Board of Directors, at which a quorum was present, held on October 23, 2007:
Article II, Section E shall be amended to read as follows:
“Section E
Shares of the capital stock of the Corporation may be certificated or uncertificated. The Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.”
The following Sections H, I and J shall be added to Article II:
“Section H
The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at times and places that the requirements of the corporation may necessitate and the Board of Directors may designate. The registrar must be an incorporated bank or trust company.
Section I
A person in whose name shares of stock stand on the books of the corporation will be deemed the owner of the shares as regards the corporation, provided that whenever any transfer of shares will be made for collateral security, and not absolutely, and written notice of the transfer is given to the Secretary of the corporation or its transfer agent, if any, that fact will be stated in the entry of the transfer.
Section J
When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate for the shares, may require from the person seeking the transfer reasonable proof of that person’s right to the transfer. If there is a reasonable doubt of the right to the transfer, the corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the corporation as to form, amount, and responsibility of sureties. The bond will be conditioned to protect the corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.”
SIGNED AND CERTIFIED this 23rd day of October, 2007.
ATTEST:

/s/ J. Bruce Hildebrand	/s/ F. Scott Dueser

J. Bruce Hildebrand,	F. Scott Dueser,
Secretary	President and Chief Executive Officer

AMENDMENT TO BY-LAWS
     Upon motion duly made, seconded and unanimously carried, the following Amendment to the Amended and Restated By-Laws of First Financial Bankshares, Inc. was approved and adopted at the regular meeting of the Board of Directors, at which a quorum was present, held on October 28,2008:
Article II, Section H shall be amended to read as follows:
“Section H
The Board of Directors may appoint one or more transfer agents or transfer clerks, one or more registrars, and one or more dividend disbursing agents, at times and places that the requirements of the corporation may necessitate and the Board of Directors may designate.”
SIGNED AND CERTIFIED this 28th day of October, 2008.
ATTEST:

/s/ J. Bruce Hildebrand	/s/ F. Scott Dueser

J. Bruce Hildebrand, Secretary-Treasurer	F. Scott Dueser, President and Chief Executive Officer

AMENDMENT TO BYLAWS
OF
FIRST FINANCIAL BANKSHARES, INC.
     The following amendment to the Amended and Restated Bylaws, as amended, of First Financial Bankshares, Inc., Abilene, Texas (the “Company”) was approved by the board of directors of the Company at a meeting of the Board of Directors duly called and held on February 23, 2009.
     The initial paragraph of Article IV, Section A of the Amended and Restated Bylaws, as amended, of the Company is hereby amended and restated in its entirety as follows:
     The Board of Directors shall consist of not less than three nor more than thirty members who shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Date: February 23, 2009	FIRST FINANCIAL BANKSHARES, INC.
/s/ F. Scott Dueser
F. Scott Dueser
Chairman, President and Chief Executive Officer

ATTEST:

/s/ J. Bruce Hildebrand
J. Bruce Hildebrand
Secretary - Treasurer